As filed with the Securities and Exchange Commission on July 13, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HEARTBEAM, INC.

(Exact name of Registrant as specified in its charter)

Delaware	47-4881450
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2118 Walsh Avenue, Suite 210

Santa Clara, CA 95050

(Address of principal executive offices including zip code)

2022 EQUITY INCENTIVE PLAN

(Full title of the plans)

Branislav Vajdic

Chief Executive Officer

HeartBeam, Inc.

2118 Walsh Avenue, Suite 210

Santa Clara, CA 95050

Telephone: 408-899-4443

(Name, address, and telephone number, including area code, of agent for service)

Copy to:

Scott K. Murano

Brian C. Appel

Wilson Sonsini Goodrich & Rosati, P.C.

Page Mill Road, Palo Alto, CA 94304

(650) 493-9300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

REGISTRATION OF ADDITIONAL SECURITIES PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed to register an additional 7,750,487 shares of common stock of HeartBeam, Inc. (the “Registrant”) reserved for issuance pursuant to future awards under the Registrant’s 2022 Equity Incentive Plan, as amended (the “2022 Plan”).

These additional shares of common stock are securities of the same class as other securities for which previous Registration Statement on Form S-8 were filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on July 13, 2022 (File No. 333-266114) (the “Previous Registration Statement”). In accordance with General Instruction E of Form S-8, the contents of the Previous Registration Statement, including periodic reports filed after the Previous Registration Statement to maintain current information about the Registrant, are incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Registrant hereby incorporates by reference into this Registration Statement the following documents and information heretofore filed with the Commission:

(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, (File No. 001-41060) filed with the Commission on March 16, 2023 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(2)	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-41060) filed with the Commission on November 10, 2021 pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

(3)	All reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the filing of the Registrant’s Annual Report referred to in (1) above (other than the portions of such documents not deemed to be filed).

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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Item 8. Exhibits.

Exhibit Number	Description

4.1(1)	Specimen Common Stock certificate.
4.2(2)	2022 Equity Incentive Plan, as amended, and forms of agreement thereunder.
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
23.1	Consent of Marcum LLP Independent Registered Public Accounting Firm
23.2	Consent of Friedman LLP Independent Registered Public Accounting Firm
23.3	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (see Exhibit 5.1)
24.1	Power of Attorney (included on the signature page hereto).
107.1	Filing Fee Table

(1)	Incorporated by reference to Exhibit 4.1 filed with the Registrant’s Registration Statement on Form S-8 (Registration No. 333-261430), filed with the Commission on December 1, 2021.
(2)	Incorporated by reference to Exhibit 10.1 filed with the Registrant’s Registration Statement on Form S-8 (Registration No. 333-266114), filed with the Commission on July 13, 2022.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California on July 13, 2023.

HEARTBEAM, INC.

By:	/s/ Branislav Vajdic
Branislav Vajdic
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Branislav Vajdic and Richard Brounstein, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, with full power of each to act alone, with full powers of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his, her or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Branislav Vajdic	Chief Executive Officer and Director	July 13, 2023
Branislav Vajdic	(Principal Executive Officer)

/s/ Richard Brounstein	Chief Financial Officer	July 13, 2023
Richard Brounstein	(Principal Financial and Accounting Officer)

/s/ Richard Ferrari	Executive Chairman	July 13, 2023
Richard Ferrari

/s/ Willem Elfrink	Director	July 13, 2023
Willem Elfrink

/s/ Marga Ortigas-Wedekind	Director	July 13, 2023
Marga Ortigas-Wedekind

/s/ George de Urioste	Director	July 13, 2023
George de Urioste

/s/ Mark Strome	Director	July 13, 2023
Mark Strome

/s/ Kenneth Nelson	Director	July 13, 2023
Kenneth Nelson

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